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                        ENERGY WEST MANAGEMENT INCENTIVE PLAN

The following plan is designed to reward plan participants for building shareholder value. This is generally accomplished through efficient operations and innovative revenue production. It is measured by exceeding earnings per share targets and favorable comparison with other utilities' returns on equity.

A.  Eligible Participants:    President
                              Vice Presidents
                              Division Managers, Managers,
                              Directors and Supervisors

B.  General Policy Criteria:

    1. The incentive will be paid to a participant on the basis of the regular compensation earned during the year (exclusive of any incentive pay received during the fiscal year).

    2. The participant must be employed by the Company at the end of the fiscal year to be eligible for incentive pay.

    3. All earnings figures referenced throughout this plan description are "net earnings" after all taxes, contributions to ESOP and other benefit plans and after all payments associated with this or any other incentive plans.

    4. Specific Performance Objectives are established and monitored by the supervisor of each participant. Accomplishment of SPO's is recommended by the senior officer to the CEO who approves all SPO accomplishments.

    5. Any Specific Performance Objective changes from those approved at the beginning of the fiscal year must be submitted in writing to the senior officer who must agree and forward to the President for approval.

    6. This plan does not create contractual rights for the participant. The sole purpose for this plan description is to describe how the incentive will be paid in years that the decision is made to pay an incentive. The plan can be terminated, modified or suspended by the Board of Directors or Senior Management, at any time without notice to participants.

    7. Interpolation will be utilized when results fall between the data points on the attached schedules.

    8. All calculations utilized in the plan will be rounded to the closest 100th (two decimal places).

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C.  Funding Mechanism:

    Step 1. Each fiscal year a corporate earnings per share (EPS) threshold will be established using the three year modified EPS target calculated pursuant to the methodology found on Exhibit "A". Division EPS targets are then derived from this consolidated EPS target. The 1996 targets are found on Exhibit "A-1".

    Step 2. 50% of the incentive pool will be determined by the consolidated results. The consolidated results are measured by two equally weighted elements. The first element is calculated by ascertaining the percentage by which consolidated EPS exceeds the Fiscal Year EPS target. The percentage increase in EPS over the target increase is then compared to the schedule appearing on Exhibit "B" which will provide 25% of the total incentive pool (one half of this part of the funding mechanism). The second element is determined by the Company's rank against the Edward D. Jones Gas Distribution Companies determined on the basis of return on equity, (as displayed on Exhibit "C"). The return on equity for the Company will be determined by the most recent report available from Edward D. Jones from its Gas Distribution Company group. The rank of ENERGY WEST compared to this 34 company group is then compared to the matrix on Exhibit "C" to calculate the balance of this part of the incentive. Once these two elements have been calculated, one half of the funding pool has been determined.

    Step 3. The remaining 50% of the incentive pool will be calculated by determining the amount by which the division's actual EPS for the fiscal year exceeds the target found on Exhibit "A-1". That percentage will then be utilized with Exhibit "B" to determine the percent of salary attributable to this portion of the pool. (The incentive for ENERGY WEST Services employees will be calculated 100% under Step 2 unless a % of their incentive is allocated to another entity at the beginning of the fiscal year.)

    Step 4. Certain employees will have an additional step if they have responsibility for more than one division. In that instance the portion of the incentive attributable to the division in step 3 will be allocated among the divisions or entities for which that individual has responsibility. This allocation occurs at the beginning of the fiscal year. This allocation will be proposed by the affected participant and approved by the participant's supervisor and the CEO.

    Step 5. Once the incentive pool is established by the above steps, 80% of the payout will be determined by the percentage of SPO achievement. The remainder of the incentive is determined by applying the remaining 20% to the pool. (These percentages will be established each fiscal year.)

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The following illustrations are intended to illustrate the operation of the incentive plan.

Illustration 1.

Assumptions.  Manager Earns $40,000 in base salary.
              Corporate EPS for 1996 is $.66.
              Corporate Return on Equity ranks No. 6 on the
              E. D. Jones survey of distribution companies.
              Division EPS for this managers division is 8% above the target.
              The Manager earned 85% of his SPOs.

Step 1. Exhibit "A" provides the consolidated company EPS target of $.63. The assumed consolidated earnings of $.66 results in growth of 5% over the target.

Step 2. The consolidated portion of the incentive is then calculated using Exhibits "B" and "C". Exhibit "B" provides the percentage related to 5% growth in EPS for a manager of 6.4%.

              $40,000 x 6.4% = $2,560 x 50% = $1,280

         Exhibit "C" provides the percentage attributable to the Edward D. Jones ranking of No. 6 which is 21.8% for a manager.

              $40,000 x 21.8% = $8,720 x 50% = $4,360

         The consolidated portion of the plan is determined by adding the two elements ($1,280 + $4,360 = $5,640) which is then multiplied by the 50% weighing attributable to the consolidated portion of the plan resulting in $2,820 available for the pool.

Step 3. The division is assumed to have earned 8% over the target resulting in a 12.8% factor from Exhibit "B"

              $40,000 x .128 = $5,120 x 50% (weighing for the division portion of the plan) = $2,560

Step 5. The total pool is determined by adding the consolidated pool of $2,820 to the Division portion of $2,560 resulting in a pool of $5,380. SPO achievement is assumed to be 85 % and is applicable to 80% of the pool. Therefore $5,380 x 80% = $4,304 This is the amount subject to SPO achievement. $4,304 x 85% = $3.658.40. 20% of the pool was not subject to SPO achievement and is derived as follows:
         $5,380 x 20% = $1.076 which is added to the $3,658.4 to arrive at a total incentive for the year of $4,734.40.


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Illustration No. 2.
Assumptions:       Manager earns $40,000 in base salary.
                   Corporate EPS for 1996 is $.68
                   Corporate Return on Equity is No. 4 on the E.D. Jones survey of distribution companies.
                   Manager has been assigned 70% responsibility for division A and 30% for division B.
                   Division A exceeded its EPS target by 7%
                   Division B did not meet its target.
                   SPO achievement is assumed to be 90%


Step 1. Exhibit "A" provides the consolidated company EPS target of $.63. The assumed consolidated earnings of $.68 is 8% over the target.

Step 2. The consolidated portion of the incentive is then calculated using Exhibits "B" and "C". Exhibit "B" provides the percentage related to 8% growth in EPS for a manager of 12.8%.

              $40,000 x .128 = $5,120 x 50% = $2,560

         Exhibit "C" provides the percentage attributable to the Edward D. Jones ranking of No. 4 which is 27.5% for a manager.

              $40,000 x .275 = $11,000 x 50% = $5,500

         The total pool for this part of the incentive is then determined by adding the $5,500 and the $2,560 (8,060) and multiplying by 50% weighing for the consolidated portion of the plan or $4,030.

Step 3. Division A is assumed to have exceeded its EPS target by 7% resulting in a 9% factor from Exhibit "B".

              40,000 x .09 = $3,600

Step 4. Since this division represents 70% of the managers responsibility the $3,600 is multiplied by the 70% resulting in $2,520.

         Division B did not achieve its EPS target. The total funding from the division part of the plan is, therefore, $2,520. Since the division weighing is 50% it is multiplied by 50% to arrive at $1,260.

Step 5. The total pool is determined by adding the consolidated pool of $4,030 to the division portion of $1,260 resulting in a pool of $5,290. SPO achievement is assumed to be 90%. It is applicable to 80% of the pool
         - $5,290 x 80% = $4,232. This is the amount subject to SPO achievement. 90% SPO achievement results in .9 x $4,232 = $3,808.80. 20% of the pool is not subject to SPO achievement and is calculated as follows: $4,030 x 20% = $806. This amount is combined with the $3.808.80 to arrive at a total incentive of $4,016.80.